                                                                    EXHIBIT 23.4

                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

         We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our reports, or information contained therein, dated September 25, 1997, August 28, 1998, and August 2, 1999, prepared for Queen Sand Resources, Inc. (now DevX Energy, Inc.) in the Pre-Effective Amendment No. 1 to Form S-2 Registration Statement and Prospectus of DevX Energy, Inc. for the filing dated October 6, 2000, and to the incorporation by reference into the Registration Statement and Prospectus of the Annual Report on Form 10-K for the filing dated August 28, 2000, of Queen Sand Resources, Inc.


Dallas, Texas
Date: October 5, 2000                      H.J. GRUY AND ASSOCIATES, INC.
                                              Texas Registration Number F-000637

                                              By: /s/ ROBERT J. NAAS
                                                  ------------------------------
                                              Name: Robert J. Naas
                                              Title: Executive Vice President